UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 2, 2011, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders. At the Annual Meeting, the shareholders voted on the following five proposals and cast their votes as described below.
1. Election of Directors

Director	Number of Shares Voted For	Number of Shares Withheld
Dennis K. Eck	50,999,521	1,175,360
Charles J. Philippin	51,211,143	963,738
Kenneth T. Stevens	51,054,162	1,120,719
     There were 3,327,379 broker non-votes on the proposal for election of directors.
2.   Ratification of Appointment of Independent Registered Public Accounting Firm
     54,693,000 shares voted for, 790,207 shares voted against, and 19,053 shares abstained from voting. There were no broker non-votes on this matter.
3.   Advisory Vote on Executive Compensation
     50,585,920 shares voted for, 1,565,912 shares voted against, and 23,049 shares abstained from voting. There were 3,327,379 broker non-votes on this matter.
4.   Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
     21,413,550 shares voted for every three years, 228,648 shares voted for every two years, 30,521,268 shares voted for every year, and 11,415 shares abstained from voting. There were 3,327,379 broker non-votes on this matter.
5.   Approval of 2011 Incentive Award Plan
     45,183,943 shares voted for, 6,784,337 shares voted against, and 206,601 shares abstained from voting. There were 3,327,379 broker non-votes on this matter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: June 7, 2011	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary